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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                              __________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")


                            Wit Capital Group, Inc.
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            (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                   13-3900397
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

       826 Broadway, Sixth Floor
           New York, New York                              10003
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(Address of Principal Executive Offices)                 (Zip Code)


If this form relates to the registration of a   If this form relates to the
class of securities pursuant to Section         registration of a class of
12(b) of the Exchange Act and is effective      securities pursuant to Section
pursuant to General Instruction A.(c),          12(g) of the Exchange Act and
please check the following box.[_]              is effective pursuant to
                                                General Instruction A.(d),
                                                please check the following box.
                                                [X]


Securities Act registration statement file number to which this form relates:
   333-74619
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(If applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

       Title of Each Class                 Name of Each Exchange on Which
       to be so Registered                 Each Class is to be Registered
       -------------------                 ------------------------------
              None
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Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.01 per share
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                               (Title of Class)
                 Associated Rights to Purchase Preferred Stock
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                               (Title of Class)
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                     INFORMATION IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          A description of the common stock, par value $0.01 per share (the "Common Stock"), and the associated rights to purchase preferred stock (the "Rights" and together with the Common Stock, the "Securities") of Wit Capital Group, Inc. (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-74619) (the "Registration Statement") relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the "Prospectus"). The description of the Securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the NASDAQ National Market System.

ITEM 2.   EXHIBITS


     Exhibit No.    Description
     -----------    -----------
        (1)         Form of Amended and Restated Certificate of Incorporation of
                    the Registrant (incorporated herein by reference to Exhibit
                    3.2 of the Registration Statement).
        (2)         Form of Amended and Restated By-Laws of the Registrant.
        (3)         Form of Rights Agreement between Wit Capital Group, Inc.
                    and American Stock Transfer & Trust Company, as Rights
                    Agent.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              WIT CAPITAL GROUP, INC.


July 1, 1999                  By: /s/ Ronald Readmond
                                 ------------------------------------
                                 Name: Ronald Readmond
                                 Title: Co-Chief Executive Officer

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